Exhibit 10.3

NON-REDEMPTION AGREEMENT

THIS NON-REDEMPTION AGREEMENT (this “Agreement”), dated as of February 9, 2023, is made by and among Compute Health Acquisition Corp., a Delaware corporation (the “SPAC”), Allurion Technologies Holdings, Inc., a Delaware corporation (“Pubco”), Allurion Technologies, Inc., a Delaware corporation (the “Target”), and Medtronic, Inc., a Minnesota corporation (the “Investor”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the SPAC, Pubco, the Target, Compute Health Corp., a Delaware corporation and a direct, wholly-owned subsidiary of CPUH (“Merger Sub I”) and Compute Health LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of CPUH (“Merger Sub II”), are concurrently entering, as of the date herewith, into a business combination agreement, as may be amended from time to time (the “Business Combination Agreement”), pursuant to which among other things, as part of the same overall transaction, (a) the SPAC will merge with and into Pubco (the “CPUH Merger”), with Pubco surviving as the publicly-listed company, (b) promptly, but at least three (3) hours, thereafter Merger Sub I will merge with and into the Target (the “Intermediate Merger”), with the Target surviving as a wholly-owned subsidiary of Pubco and (c) promptly thereafter the Target will merge with and into Merger Sub II (the “Final Merger” and, together with the CPUH Merger and the Intermediate Merger, the “Mergers”), with Merger Sub II surviving as a wholly-owned subsidiary of Pubco, in each case on the terms and conditions set forth therein (such transactions, the “Business Combination”).

WHEREAS, in consideration of the Investor’s commitment to, among other things, not redeem 700,000 shares of Class A common stock, par value $0.0001 per share, of the SPAC (the “Class A Common Stock”) beneficially owned by the Investor (the “Investor Shares”, and such non-redemption, the “Non-Redemption”) and, in connection with the closing of the Business Combination (the “Closing”), Pubco agrees to issue to the Investor, concurrently with the cancellation of the Investor Shares pursuant to the Business Combination Agreement, 994,319 shares of fully paid, non-assessable common stock, par value $0.0001 per share, of Pubco (the “Pubco Common Stock” and such shares when held by the Investor, the “New Investor Shares”) (such number of shares being equal to (rounded to the nearest whole share) the number of Investor Shares multiplied by 1.420455), pursuant to the mechanics set forth in Section 2.1(a)(xi) of the Business Combination Agreement (and in each case subject to adjustment to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into shares of Pubco Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Pubco Common Stock pursuant to this Agreement, other than any adjustments specifically contemplated by Section 2.1(a)(xi) of the Business Combination Agreement).

WHEREAS, the Investor acknowledges and agrees that none of the SPAC, Pubco or the Target would have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement without the Investor entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1

Agreements of the Investor

Section 1.01. Subject to Target and Investor (or their respective designees) entering into a sales agency agreement that is satisfactory to Investor; provided that such sales agency agreement shall be substantially consistent with the memorandum of understanding between Target and Investor (the “Non-Redemption Condition”), Investor hereby irrevocably waives any right that it may have to elect to have the SPAC redeem any Investor Shares and agrees, for the benefit of the SPAC, not to redeem, or to submit a request to the SPAC’s transfer agent to redeem or otherwise exercise any right to redeem, the Investor Shares and to reverse and revoke any prior redemption elections made with respect to the Investor Shares; provided that the SPAC acknowledges and agrees that the Investor may own additional shares of Class A Common Stock in excess of the Investor Shares (the “Other Shares”) and nothing herein shall restrict any rights of the Investor with respect to such Other Shares, including, without limitation, the right to redeem, or to submit a request to the SPAC’s transfer agent to redeem or otherwise exercise any right with respect to such Other Shares. For clarity, unless and until the Non-Redemption Condition is satisfied, this Section 1.01 shall have no effect.

Section 1.02. Subject to satisfaction of the Non-Redemption Condition, the Investor hereby agrees, for the benefit of the SPAC, Pubco and the Target, that, during the period commencing on the date hereof until the earlier of (a) the SPAC redemption deadline in connection with the Business Combination and (b) the termination of this Agreement pursuant to its terms, neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will (i) engage in any hedging transactions or Short Sales (as defined below) with respect to securities of the SPAC which are designed to or which would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) lead to or result in a sale or disposition of the Investor Shares, even if such Investor Shares would be disposed of by a person other than the Investor, (ii) offer for sale, sell (including Short Sales), transfer (including by operation of law), place a lien on, pledge, convert, assign or otherwise dispose of (including by gift, merger, tendering into any tender offer or exchange offer or otherwise) or encumber (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement, arrangement, undertaking or understanding (including any profit-sharing arrangement) with respect to, or consent to, a direct or indirect Transfer of any or all of the Investor Shares, unless the recipient of such Investor Shares enters into an agreement in the form of this Agreement with the SPAC, Pubco and the Target with respect to such Investor Shares (including, for clarity, the Investor may Transfer any or all of the Investor Shares to any other entity directly or indirectly controlled by or under common control with Investor so long as such recipient entity delivers to SPAC, Pubco and the Target an executed copy of this Agreement)), (iii) deposit any of the Investor Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxies or powers of attorney with respect to any or all of the Investor Shares, or (iv) take any action that would have the effect of preventing or materially delaying the performance of its obligations hereunder. For purposes of this Section 1.02, “Short Sales” shall include, without limitation, (A) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, (B) all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage or other similar financing arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and (C) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

ARTICLE 2

Agreements of the SPAC,

Pubco and the Target

Section 2.01. In consideration of the Investor’s performance of its obligations described herein and upon satisfaction (or, if applicable, waiver) of the conditions set forth in Section 2.04 of this Agreement, in each case effective as of and conditioned on the Closing, Pubco agrees, and the Target agrees to cause Pubco, to issue the New Investor Shares to the Investor immediately following the closing of the CPUH Merger (the “CPUH Merger Closing”). For clarity, if the Non-Redemption Condition is not satisfied as of the CPUH Merger Closing and as a result, Investor does not comply with the obligations set forth in Section 1.01 hereof at the CPUH Merger Closing, then Target and Pubco shall not be required to issue New Investor Shares to Investor (but, for further clarity, if Investor voluntary complies with the obligations set forth in Section 1.01 hereof at the CPUH Merger Closing, even if the Non-Redemption Condition was not satisfied, then Target and Pubco shall cause the New Investor Shares to be issued to Investor pursuant to this Section 2.01).

Section 2.02. The SPAC, Pubco and the Target hereby agree that if, between the date hereof and the Closing, the SPAC, Pubco or the Target grant any other person except for RTW Investments LP and an entity affiliated with Fortress, on behalf of certain of their respective managed funds, in connection with such persons’ agreements not to redeem its or their Class A Common Stock or otherwise in connection with such persons’ agreement to acquire additional shares of Pubco in connection with the Business Combination (including any PIPE transaction), which rights are more favorable to such other person than the rights set forth in this Agreement in respect of the Investor, then the SPAC, Pubco and the Target shall grant the Investor the same rights granted to such other person.

Section 2.03. After the Closing, if there is not an effective registration statement covering all of the New Investor Shares or the prospectus contained therein is not available for use and Pubco shall determine to prepare and file with the Securities and Exchange Commission a registration statement or offering statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with Pubco’s share option or other employee benefit plans), then Pubco shall promptly (and in any event within two (2) days) deliver to the Investor a written notice of such determination and, if within two (2) days after the date of the delivery of such notice, the Investor shall so request in writing, Pubco shall include in such registration statement or offering statement all or any part of such New Investor Shares the Investor requests to be registered; provided, however, Pubco shall not be required to register any New Investor Shares pursuant to this Section 2.03 that are eligible for resale pursuant to Rule 144 of the Securities Act without restriction (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or that are the subject of a then-effective registration statement.

Section 2.04. The obligations of Pubco pursuant to Section 2.01 shall be subject to the satisfaction, or valid waiver by Pubco, of the following conditions:

(a) the Investor shall have fully complied with, performed and satisfied its obligations set out in Section 1.01, Section 1.02 and Section 4.06 and shall have performed, satisfied and complied in all material respects with all other covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the CPUH Merger Closing;

(b) the CPUH Merger Closing shall have occurred; and

(c) all representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the date of the CPUH Merger Closing (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such date).

ARTICLE 3

Representations and Warranties

Section 3.01. Representations and Warranties of the SPAC and Pubco. Each of the SPAC, solely with respect to the representations and warranties set forth below relating to the SPAC, and Pubco, solely with respect to the representations and warranties set forth below relating to Pubco, represents and warrants, severally and not jointly, as of the date hereof to the Investor as follows:

(a) The SPAC is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the SPAC’s corporate powers and have been duly authorized by all necessary corporate actions on the part of the SPAC. This Agreement has been duly executed and delivered by the SPAC and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legally valid and binding obligation of the SPAC, enforceable against the SPAC in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) Pubco is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within Pubco’s corporate powers and have been duly authorized by all necessary corporate actions on the part of Pubco. This Agreement has been duly executed and delivered by Pubco and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legally valid and binding obligation of Pubco, enforceable against Pubco in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(c) The execution and delivery of this Agreement by the SPAC does not, and the performance by the SPAC of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the SPAC, (ii) result in a violation of any law, rule, regulation, order, judgment or decree or (iii) require any consent or approval that has not been given or other action that has not been taken by any person, in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the SPAC of its obligations under this Agreement. The SPAC has full right and power to enter into this Agreement.

(d) The execution and delivery of this Agreement by Pubco does not, and the performance by Pubco of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of Pubco, (ii) result in a violation of any law, rule, regulation, order, judgment or decree or (iii) require any consent or approval that has not been given or other action that has not been taken by any person, in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Pubco of its obligations under this Agreement. Pubco has full right and power to enter into this Agreement..

(e) As of the date of this Agreement, the authorized capital stock of the SPAC consists of (i) 300,000,000 shares of Class A Common Stock, (ii) 30,000,000 shares of Class B common stock, par value $0.0001 per share, of the SPAC (the “Class B Common Stock”), and (iii) 3,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Shares”). As of the date of this Agreement, (A) 9,223,194 shares of Class A Common Stock are issued and outstanding, (B) 21,562,500 shares of Class B Common Stock are issued and outstanding, and (C) no Preferred Shares are issued and outstanding. All issued and outstanding shares of Class A Common Stock and shares of Class B Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable. Except as set forth above and pursuant to the other agreements and arrangements referred to therein, and any report filed by the SPAC with the SEC prior to the date hereof (the “SEC Reports”), as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the SPAC any shares of Class A Common Stock, shares of Class B Common Stock, Preferred Shares or other equity interests in the SPAC, or securities convertible into or exchangeable or exercisable for such equity interests. There are no securities or instruments issued by or to which the SPAC is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the New Investor Shares pursuant to this Agreement, other than as set forth in the SEC Reports and the Royalty Financing Agreement (as defined in the Business Combination Agreement). Except for wholly-owned subsidiaries formed in connection with the Business Combination as contemplated by the Business Combination Agreement, as of the date hereof, the SPAC has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the SPAC is a party or by which it is bound relating to the voting of any securities of the SPAC, other than as set forth in the SEC Reports.

(f) When the New Investor Shares are issued in accordance with the terms of this Agreement and the Business Combination Agreement, the New Investor Shares will have been duly authorized and, when issued and delivered to the Investor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under this Agreement, the governing and organizational documents of Pubco or applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under Pubco’s governing and organizational documents or the laws of the State of Delaware.

Section 3.02. Representations and Warranties of The Target. The Target represents and warrants as of the date hereof to the Investor as follows:

(a) The Target is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Target’s corporate powers and have been duly authorized by all necessary corporate actions on the part of the Target. This Agreement has been duly executed and delivered by the Target and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legally valid and binding obligation of the Target, enforceable against the Target in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) The execution and delivery of this Agreement by the Target does not, and the performance by the Target of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Target, (ii) result in a violation of any law, rule, regulation, order, judgment or decree or (iii) require any consent or approval that has not been given or other action that has not been taken by any person, in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Target of its obligations under this Agreement..

Section 3.03. Representations and Warranties of The Investor. The Investor represents and warrants as of the date hereof to the SPAC, Pubco and the Target as follows:

(a) The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Investor’s powers and have been duly authorized by all necessary actions on the part of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming due authorization, execution and delivery by the SPAC and Pubco, this Agreement constitutes a legally valid and binding obligation of the Investor, enforceable against the Investor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) The execution and delivery of this Agreement by the Investor does not, and the performance by the Investor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Investor, (ii) result in a violation of any law, rule, regulation, order, judgment or decree or (iii) require any consent or approval that has not been given or other action that has not been taken by any person, in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Investor of its obligations under this Agreement.

(c) The Investor (i) is an “accredited investor” (as such term is defined under Rule 501(a) of Regulation D promulgated under the Securities Act), (ii) is acquiring any New Investor Shares that may be issued to the Investor pursuant to this Agreement only for its own account and not for the account of others, and (iii) is not acquiring any New Investor Shares that may be issued to the Investor pursuant to this Agreement with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Investor is not an entity formed for the specific purpose of acquiring any New Investor Shares that may be issued to the Investor pursuant to this Agreement. The Investor is a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities.

(d) The Investor understands that any New Investor Shares that may be issued to the Investor pursuant to this Agreement are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the New Investor Shares have not been registered under the Securities Act. The Investor understands that the New Investor Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor except (i) pursuant to an effective registration statement under the Securities Act, (ii) to the extent the Investor has delivered to Pubco (if requested by Pubco) an opinion of counsel, in a form reasonably acceptable to Pubco, to the effect that such New Investor Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (iii) to the extent that such Investor provides Pubco with reasonable assurance (which shall not include a legal opinion) that such New Investor Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) or (iv) otherwise pursuant to an applicable exemption from the registration requirements of the Securities Act, and in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States, and that any certificates or book-entry records representing the New Investor Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the New Investor Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily resell the New Investor Shares and may be required to bear the financial risk of an investment in the New Investor Shares for an indefinite period of time. The Investor understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the New Investor Shares.

(e) In making its decision to invest in the New Investor Shares, the Investor has relied solely upon independent investigation made by the Investor and the SPAC’s and Pubco’s representations, warranties and covenants contained herein. The Investor has not relied on any statements or other information provided by anyone other than the SPAC concerning the SPAC, the Business Combination, the New Investor Shares or the offer of the New Investor Shares. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the New Investor Shares, including with respect to the SPAC, Pubco and the Business Combination, and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Investor’s investment in the New Investor Shares. The Investor represents and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the New Investor Shares. Without limiting the generality of the foregoing, the Investor acknowledges that it has had an opportunity to review the SEC Reports.

(f) Investor became aware of the offering of the New Investor Shares solely by means of direct contact between the Investor, the SPAC, Pubco or their representatives or affiliates. The Investor did not become aware of the offering of the New Investor Shares, nor were the New Investor Shares offered to the Investor, by any other means. The Investor acknowledges that, to its knowledge, New Investor Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under the Securities Act or any state securities laws.

(g) Investor acknowledges that it is aware that there are substantial risks incident to the ownership of the New Investor Shares. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the New Investor Shares, and the Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor is not relying on any statements or representations of the SPAC, Pubco or any of their respective agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Agreement.

(h) The Investor has fully considered the risks of an investment in the New Investor Shares and determined that the New Investor Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the New Investor Shares. The Investor acknowledges specifically that a possibility of total loss exists.

(i) The Investor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the New Investor Shares or made any findings or determination as to the fairness of this investment.

(j) Neither the Investor nor any of its officers, directors or, to Investor’s knowledge, managers, managing members, general partners, affiliates under common control or any other person acting in a similar capacity or carrying out a similar function is currently (i) a person (including individual or entity) that is the subject to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government through the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, or His Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”), (ii) a person or entity listed on the List of Specially Designated Nationals and Blocked Persons administered by OFAC, or in any Executive Order issued by the President of the United States and administered by OFAC, or any other any Sanctions-related list of sanctioned persons maintained by OFAC, the Department of Commerce or the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, or the United Kingdom (collectively, “Sanctions Lists”), (iii) organized, incorporated, established, located, resident or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, Afghanistan, the Crimea, the so-called Donetsk People’s Republic, or the so-called Luhansk People’s Republic regions of Ukraine; (iv) directly or indirectly 50% or more owned or controlled 50% or more by, or on behalf of, any such person or persons described in any of the foregoing clauses (i) through (iv); or (v) a “foreign shell bank” or providing banking services indirectly to a “foreign shell bank”, as defined under the USA PATRIOT Act of 2001 (Pub. L. 107-56) (collectively, (i) through (v), a “Prohibited Investor”). Investor represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with the anti-money laundering-related laws administered and enforced by the governments of the United States, the United Kingdom and member states of the European Union. Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with Sanctions.

(k) No broker or finder has acted on behalf of the Investor in such a way as to create any liability on the SPAC or Pubco in connection with this Agreement.

(l) The Investor is not entering into the transactions contemplated by this Agreement to create actual or apparent trading activity in shares of Class A Common Stock (or any security convertible into or exchangeable for shares of Class A Common Stock) or to raise or depress or otherwise manipulate the price of the shares of Class A Common Stock (or any security convertible into or exchangeable for shares of Class A Common Stock) or otherwise in violation of the Exchange Act. The Investor has not entered into or altered, and agrees that the Investor will not enter into or alter, any corresponding or hedging transaction or position with respect to the Class A Common Stock.

ARTICLE 4

Miscellaneous

Section 4.01. Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest to occur of (a) the termination, in accordance with its terms, of the Business Combination Agreement or material amendment (including, for clarity, any amendment that changes the exchange ratio or otherwise alters the amount or form of consideration payable in the transaction, or which would reasonably be expected to adversely affect the benefits that Investor (in its capacity as such) would reasonably expect to receive under this Agreement), in accordance with its terms, of the Business Combination Agreement, (b) the mutual written consent of the parties hereto, (c) the Termination Date in the Business Combination Agreement as in effect on the date hereof or, if earlier, August 7, 2023, in each case if the Closing has not occurred by such date, and (d) the Closing. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any person in respect hereof or the transactions contemplated hereby; provided that, notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to Section 4.01(a) shall not affect any liability on the part of any party for an intentional breach of this Agreement. This Article 4 shall survive the termination of this Agreement.

Section 4.02. Trust Account Waiver. The Investor acknowledges that the SPAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (“IPO”) and certain proceeds of the private placement (including interest accrued from time to time thereon) for the benefit of its public stockholders and certain other parties (including the underwriters of the IPO). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby agrees (on its own behalf and on behalf of its related parties) that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and it shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”); provided that the Released Claims shall not include any rights or claims of the Investor or any of its related parties as a shareholder of the SPAC to the extent related to or arising from any shares of capital stock of the SPAC other than the Investor Shares. The Investor hereby irrevocably waives (on its own behalf and on behalf of its related parties) any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Agreement and will not seek recourse against the Trust Account with respect to the Released Claims. In the event Investor has any claim or similar claim against SPAC under this Agreement or otherwise, Investor shall pursue such Claim solely against SPAC and its assets outside the Trust Account (it being understood, for the avoidance of doubt, that following release of any monies or other assets from the Trust Account to SPAC in accordance with the terms of the Trust Account, such monies or other assets held by SPAC are “assets outside of the Trust Account”) and not against the Trust Account or any monies or other assets in the Trust Account. Nothing in this Agreement shall amend, limit, modify, prohibit or otherwise affect any rights of Investor to pursue any claims against or seek recourse from SPAC or any other person or any of SPAC’s affiliates other than with respect to monies or assets in the Trust Account, or Investor’s ability to seek specific performance, injunctive or other equitable relief.

Section 4.03. Public Disclosure. The SPAC shall, by 9:00 a.m., New York City time, by the earlier of (a) four (4) Business Days following the date of this Agreement and (b) the date that SPAC publicly announces the execution of the Business Combination Agreement, file with the SEC a Current Report on Form 8-K (the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby. Notwithstanding anything in this Agreement to the contrary, the Investor agrees that the SPAC and Pubco shall have the right to publicly disclose the name of the Investor, the Investor’s beneficial ownership of the New Investor Shares and the nature of the Investor’s commitments, arrangements and understandings under and relating to this Agreement in any Form 8-K filed by the SPAC with the SEC in connection with the execution and delivery of this Agreement, and any proxy statement, prospectus or registration statement filed or amended on or after the date of this Agreement, to the extent such disclosure is required by law; provided that, prior to making any such required public disclosure, the SPAC and Pubco shall (a) provide the Investor with three (3) Business Days to review the portion of the public disclosure that refers directly to the Investor’s commitment pursuant to this Agreement and any other information or disclosure reasonably related to Investor, this Agreement or other agreements the Investor may have with SPAC, Pubco or Target, and (b) incorporate any reasonable comments received from the Investor or its representatives within such three (3) Business Day period as to such public disclosures referring directly to the Investor’s commitment pursuant to this Agreement (it being understood, however, that with respect to the initial public disclosure as to the existence of this Agreement, such three (3) Business Day period may be reduced by the SPAC to a one (1) Business Day period). Notwithstanding anything in this Agreement to the contrary, neither the SPAC nor Pubco shall publicly disclose or include the name of the Investor, its investment adviser or any of their respective affiliates in any press release or other marketing materials without the prior written consent of the Investor. The Investor shall use commercially reasonable efforts to promptly provide any information reasonably requested by the SPAC or Pubco for any regulatory application or filing made or approval sought in connection with the Business Combination (including filings with the SEC).

Section 4.04. Governing Law. This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) arising out of, under or in connection with this Agreement will be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Agreement must be brought exclusively in the United States District Court for the Southern District of New York, the Supreme Court of the State of New York and the federal courts of the United States of America located in the State of New York, in each case sitting in the Borough of Manhattan (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 4.12 of this Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

Section 4.05. Waiver of Jury Trial. To the extent not prohibited by applicable law that cannot be waived, each of the parties hereto irrevocably waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto or thereto, in each case, whether now existing or hereafter arising, and whether in contract, tort, statute, equity or otherwise. Each party hereby further agrees and consents that any such litigation shall be decided by court trial without a jury and that the parties to this Agreement may file a copy of this Agreement with any court as written evidence of the consent of the parties to the waiver of their right to trial by jury.

Section 4.06. Form W-9. The Investor shall, on or prior to the Closing, execute and deliver to the SPAC a completed IRS Form W-9.

Section 4.07. Reserved.

Section 4.08. Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the non-assigning parties hereto.

Section 4.09. Specific Performance. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that monetary damages may not be an adequate remedy for such breach and the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, and to enforce specifically the terms and provisions of this Agreement in the Designated Courts.

Section 4.10. Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by the parties hereto.

Section 4.11. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 4.12. Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) if personally delivered, on the date of delivery; (b) if delivered by express courier service of national standing for next day delivery (with charges prepaid), on the Business Day following the date of delivery to such courier service; (c) if delivered by telecopy (with confirmation of delivery), on the date of transmission if on a Business Day before 5:00 p.m. local time of the recipient party (otherwise on the next succeeding Business Day); (d) if delivered by electronic mail, on the date of transmission if on a Business Day before 5:00 p.m. local time of the business address of the recipient party (otherwise on the next succeeding Business Day); and (e) if deposited in the United States mail, first-class postage prepaid, on the date of delivery, in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties in accordance with this Section 4.12):

If to the SPAC:

Compute Health Acquisition Corp.

1100 North Market Street

4th Floor

Wilmington, DE 19890

Attention: Jean Nehmé

Email: nehmejean3@gmail.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attn:	Howard Ellin

Gregg Noel

Richard Witzel

Email:	howard.ellin@skadden.com

gregg.noel@skadden.com

richard.witzel@skadden.com

If to Pubco:

Allurion Technologies Holdings, Inc.

11 Huron Drive

Natick, MA 01760

Attention: Chris Geberth - Chief Financial Officer

Email: cgeberth@allurion.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Danielle M. Lauzon and Paul R. Rosie

E-mail: dlauzon@goodwinlaw.com, prosie@goodwinlaw.com

If to the Target:

Allurion Technologies, Inc.

11 Huron Drive

Natick, MA 01760

Attention: Chris Geberth - Chief Financial Officer

Email: cgeberth@allurion.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Danielle M. Lauzon and Paul R. Rosie

E-mail: dlauzon@goodwinlaw.com, prosie@goodwinlaw.com

If to the Investor:

Medtronic, Inc.

Operational Headquarters

710 Medtronic Parkway

Minneapolis, MN 55432-5604

Attention: Ron E. Garber, Senior Legal Director, Business Development

Email: ron.e.garber@medtronic.com

and

Attention: Christopher M. Cleary, Senior Vice President,

Corporate Development

Email: chris.cleary@medtronic.com

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Attention: Christopher D. Barnstable-Brown

Email: chris.barnstable-brown@wilmerhale.com

Section 4.13. Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument, and shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record- keeping system to the fullest extent permitted by applicable law.

Section 4.14. Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent that they relate in any way to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have each caused this Non-Redemption Agreement to be duly executed on their behalf as of the date first written above.

SPAC

COMPUTE HEALTH ACQUISITION CORP.

By:	/s/ Joshua Fink
	Name:	Joshua Fink
	Title:	Co-Chief Executive Officer

PUBCO

ALLURION TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Shantanu Gaur
	Name:	Shantanu Gaur
	Title:	Chief Executive Officer

TARGET

ALLURION TECHNOLOGIES, INC.

By:	/s/ Shantanu Gaur
	Name:	Shantanu Gaur
	Title:	Chief Executive Officer

[Signature Page to Non-Redemption Agreement]

INVESTOR

MEDTRONIC, INC.

By:	/s/ Christopher M. Cleary
Name:	Christopher M. Cleary
Title:	Sr. Vice President, Corporate Development

[Signature Page to Non-Redemption Agreement]